Exhibit 99.1

Karman Space & Defense Expands into High-Priority Maritime Defense Market with Agreement to Acquire Seemann Composites and Materials Sciences, Leaders in Advanced Composite Systems for Submarine, UUV/USV and Strategic Naval Surface Platforms

Karman’s strategy is to deliver advanced systems for next generation propulsion and shielding applications, serving the country’s highest priority national security interests from deep sea to deep space.

Through integrated design, IP protected products and vertical integration, Karman is designed for agility and speed, delivering better technology for the most challenging environments.

The acquisitions of Seemann Composites and Material Sciences significantly advance this strategy and align Karman’s business with core national security priorities

•
Seemann Composites, LLC (“Seemann”) and Materials Sciences LLC (“MSC”) are rapidly growing providers of “bow-to-stern” composite systems, with more than 90 years of combined heritage in the design and manufacturing of proprietary solutions for existing and next-generation naval programs
•
The transaction significantly expands Karman’s exposure to the DOW’s highest priority naval programs, including submarine, USV/UUV and tactical surface vessels, which provides accelerated long-term growth and visibility to drive shareholder value
•
Seemann and MSC’s product portfolio is a compelling complement to Karman, with a focus on owned-IP protected solutions for sonar, acoustic and signal mitigation; subsea and surface propulsion; and missile and amphibious strategic launch
•
Building on Karman’s prior acquisitions of MG Resin and MTI, Seemann and MSC significantly deepen Karman’s advanced materials IP portfolio and add a talented material science team focused on next-gen materials and resin system design, which can be leveraged across all the Company’s end-markets
•
Seemann and MSC will add unique production capabilities, particularly in maritime and hypersonics, including advanced resin infusion, automated fiber placement AFP, fabric weaving, fatigue tests and 3D printing, that strategically align with Karman’s concept-through-production approach to rapidly deliver technologies to the warfighter
•
The acquisitions are immediately accretive to Karman in 2026 across major financial metrics, including revenue growth, funded backlog, EBITDA, earnings per share, and cash flow; concurrently, management affirms its prior fiscal year 2025 revenue and adjusted EBITDA guidance issued on November 6, 2025
•
Karman management will host an investor conference call and audio webcast on January 21, 2026, at 1:30 PST/4:30 EST to discuss the transaction and the associated increase to the Company’s fiscal year 2026 outlook

HUNTINGTON BEACH, Calif., Jan. 7, 2026 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions that align with the U.S. Department of War’s core mission priorities, today announced its entry into a definitive agreement to acquire Seemann Composites and MSC, leaders in specialty maritime defense technologies. Seemann and MSC’s core technologies for submarines and related amphibious platforms include (i) sonar, acoustic and signal mitigation solutions, (ii) subsea and surface propulsion systems, and (iii) missile and amphibious strategic launch products. The transaction is subject to customary closing conditions and regulatory approvals with Karman providing a total consideration of $220 million, consisting of $210 million in cash and approximately $10 million in Karman common shares.

Seemann and MSC, based in Gulfport, Mississippi, and Horsham, Pennsylvania, respectively, have a combined 95 years in business and deliver mission-critical technologies and systems to the U.S. Navy, building on decades of proven performance across multiple high-priority U.S. Department of War (“DOW”) programs. The Seemann/MSC team designs, tests, qualifies and manufactures integrated advanced materials and acoustic coatings, along with propulsion systems, that enhance system-level performance for submarines, surface vessels and autonomous maritime platforms. With the engineering talent, demonstrated performance and scaled manufacturing capabilities required to take a product from concept to production and sustainment, Seemann and MSC strengthen Karman’s vertical integrated platform, particularly in advanced materials, to better serve customers across its end markets.

“Entering the strategic maritime defense market, which is a critical element of near-peer nation state deterrence, has been on our strategic roadmap for years,” said Tony Koblinski, Karman chief executive officer. “The acquisitions of Seemann and MSC represent the natural expansion of the Karman platform into a compelling new market that is poised for decades of sustained growth. With a proven track record of performance, deep expertise in advanced materials, and differentiated manufacturing capabilities, these innovative companies are a natural fit with Karman.”

“We look forward to leveraging the combined strength of the Karman, Seemann and MSC teams to continue delivering advanced technologies to the U.S. Navy and to other customers,” Koblinski added.

“We’ve known and respected the Karman team for nearly a decade, and we are thrilled to start this new chapter of our history as part of Karman,” said Sid Charbonnet, Seemann and MSC chief executive officer. “Seemann and MSC deliver specific capabilities in materials, design, testing and manufacturing, which will further enhance Karman’s impressive product lines and ability to rapidly and effectively address the near-peer nation state threats of today and tomorrow. The alignment of culture and capabilities with Karman provides a perfect fit for our team and will add value to our customers and to Karman’s shareholders.”

Seemann and MSC are pioneers in the advanced composites market, with unique engineering resources, proprietary materials and resin formulations and approximately 240,000 square feet of manufacturing space. These capabilities and capacity enable Seemann and MSC to meet the accelerating, multi-decade demand for new submarines, fleet sustainment and the development of emerging unmanned platforms through multiple programs of record, including Columbia, Virginia and Seawolf class submarines.

“As the second generation of family leadership at Seemann, I am extremely proud of what we have accomplished,” commented Will Seemann, Seemann and MSC chief financial officer. “None of this would have been possible without the strong foundation my father, Bill Seemann, established in 1987. Based on his vision for the company to become a critical supplier to the maritime industrial base, Seemann has built a strong, growing position in this high priority defense sector, which will add value and diversity to the Karman strategy. We are excited to continue our legacy of excellence through innovation as part of the Karman team.”

Karman expects the acquisition to expand Karman’s access to multi-decade, high priority, funded U.S. Navy programs and to be immediately accretive in 2026 to revenue growth, funded backlog, EBITDA, earnings per share and cash flow. Karman further anticipates the acquisition will maintain its position at the upper echelon of Adjusted EBITDA margins among defense technology companies. Concurrent with this transaction, management affirms its prior fiscal year 2025 revenue and adjusted EBITDA guidance issued on November 6, 2025.

Upon completion of the transaction, key members of the Seemann and MSC executive management teams will remain in leadership positions. The transaction is expected to close during the first quarter of Karman’s fiscal year 2026, subject to customary closing conditions and regulatory approvals. At close, Seemann and MSC will operate as wholly owned subsidiaries of Karman.

Conference Call and Presentation

In conjunction with this release, Karman will host a live conference call and audio webcast on January 21, 2026, at 1:30 PST/4:30 pm EST to discuss the transaction and the associated improvement to the Company’s fiscal year 2026 outlook. Tony Koblinski, chief executive officer, Mike Willis, chief financial officer and Steven Gitlin, vice president of investor relations, will host the call.

Date: January 21, 2026

Time: 1:30 PM PST | 2:30 PM MST | 3:30 PM CST | 4:30 PM EST

Participant Dial-In: toll-free +1 (800) 715-9871 / international toll +1 (646) 307-1963

Conference ID: 3511013

Investors with Internet access may listen to the live audio webcast directly by clicking here or via the Investors section of the Karman Space & Defense, Inc. website, https://investors.karman-sd.com, under “News and Events.” Please allow 10 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations section of the Company’s website at https://investors.karman-sd.com. The audio replay will also be available via telephone from Wednesday, January 21, 2026, at approximately 7:00 p.m. Pacific Time through Wednesday, January 28, 2026, at 11:59 p.m. Pacific Time. Dial toll-free +1 (800) 770-2030 or international toll +1 (609) 800-9909 and use Playback ID: 3511013#.

ABOUT SEEMANN COMPOSITES AND MSC

Seemann Composites is a pioneer in the design and manufacture of high-performance composite solutions for military applications, with a primary focus on naval undersea and surface systems. Seemann acquired MSC in 2018 after more than two decades of collaborating to develop innovative composite solutions for U.S. military platforms. The combined team has continued to successfully develop and deploy new materials and products to support the United States warfighter. Headquartered in Gulfport, MS, the combined facilities span more than 240,000 square feet. MSC headquarters are in Horsham, PA with manufacturing operations in Greenville, SC and Huntsville, AL.

ABOUT KARMAN SPACE & DEFENSE

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicles, satellites and spacecraft, missile defense, hypersonics and UAS customers. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 80 prime contractors supporting more than 130 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website, www.karman-sd.com

Safe Harbor Statement

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that the transaction described in this press release is subject to customary closing conditions and regulatory approvals and there is no assurance that such conditions will be satisfied and that such approvals will be obtained; we may face unforeseen challenges in integrating the Seemann and MSC businesses into Karman and realizing the anticipated operational and strategic benefits of the transaction; a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

###

For additional media and information, please follow us

LinkedIn

X

Instagram

YouTube

Contacts

Investor inquiries:

Steven Gitlin

investors@karman-sd.com

Media inquiries:

press@karman-sd.com